UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 22, 2005
WEBSIDESTORY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-31613 (Commission File Number)	33-0072173 (IRS Employer Identification No.)

10182 Telesis Court, 6th Floor, San Diego, California (Address of Principal Executive Offices)		92121 (Zip Code)
Registrant’s telephone number, including area code: (858) 546-0400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
SIGNATURES

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On November 22, 2005, WebSideStory, Inc. (the “Company”) received a NASDAQ Staff Determination Letter indicating that the Company was not in compliance with the NASDAQ Stock Market’s continued listing requirement set forth in Marketplace Rule 4310(c)(14), because the Company did not file its Form 10-Q for the third quarter of 2005 with the SEC on Monday, November 21, 2005.
On November 25, 2005, WebSideStory, Inc. filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 with the SEC. Also on November 25, 2005, WebSideStory, Inc. received a NASDAQ Staff Determination Letter indicating that, based on the filing of the Company’s Form 10-Q for the period ended September 30, 2005, the NASDAQ Staff had determined that the Company now complies with the continued listing requirement set forth in Marketplace Rule 4310(c)(14), and that the matter has been closed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSIDESTORY, INC.
Date: November 28, 2005	By:	/s/ Thomas D. Willardson
Thomas D. Willardson
Chief Financial Officer